UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2023

The Kroger Co.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	No. 1-303	31-0345740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street Cincinnati, OH		45202
(Address of Principal Executive Offices)		(Zip Code)

(513) 762-4000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $1.00 par value per share	KR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On September 8, 2023, The Kroger Co. (NYSE:KR) (“Kroger”) issued a press release announcing its second quarter 2023 results. Attached hereto as Exhibit 99.1, and furnished herewith, is a copy of that release.

The information in this Item 2.02 and the press release attached hereto as Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Kroger under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 7.01.	Regulation FD Disclosure.

On September 8, 2023, Kroger issued a press release announcing that it has reached an agreement in principle with plaintiffs to settle the majority of opioid claims that have been or could be brought against Kroger by states in which they operate, subdivisions, and Native American tribes. Along with the execution of certain non-monetary conditions that remain in discussion, Kroger has agreed to pay up to $1.2 billion to states and subdivisions and $36 million to Native American tribes in funding for abatement efforts (both to be paid over 11 years in equal installments), and approximately $177 million to cover attorneys’ fees and costs (to be paid over 6 years in equal installments). The timing of the settlement payments over multiple years, most of which are tax deductible, results in an after-tax net present value to Kroger of approximately $870 million. Initial payments would begin in December 2023.

States, subdivisions, and the Native American tribes will have an opportunity to opt-in to participate in the settlement, and Kroger will have full discretion to determine whether there is sufficient participation for the settlement to become effective. If all conditions are satisfied, the settlement would allow for the full resolution of all claims on behalf of participating states, subdivisions and tribes and is not an admission of any wrongdoing or liability.

A copy of the press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 and the press release attached hereto as Exhibit 99.2 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Kroger under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01.	Other Events.

On September 8, 2023, Kroger and Albertsons Companies, Inc., (“Albertsons”) issued a joint press release announcing that they have entered into an agreement with C&S Wholesale Grocers, LLC (“C&S”) to divest 413 stores, as well as the QFC, Mariano’s and Carrs brand names, 8 distribution centers, 2 offices and other certain assets in connection with the proposed Kroger-Albertsons merger previously announced on October 14, 2022. In addition, Kroger will divest the Debi Lilly Design, Primo Taglio, Open Nature, ReadyMeals and Waterfront Bistro private label brands. The definitive purchase agreement has customary representations and warranties and covenants of a transaction of its type. The transaction is subject to fulfillment of customary closing conditions, including clearance by the Federal Trade Commission (“FTC”), and the completion of the proposed merger. C&S will pay Kroger all-cash consideration of approximately $1.9 billion, including customary adjustments. Prior to the closing, Kroger may, in connection with securing FTC and other governmental clearance, require C&S to purchase up to an additional 237 stores in certain geographies. If additional stores are added to the transaction, C&S will pay to Kroger additional cash consideration based upon an agreed upon formula.

A copy of the press release is attached hereto as Exhibit 99.3.

Forward Looking Statements

This current report on Form 8-K contains certain statements that constitute “forward-looking statements” within the meaning of federal securities laws, including statements regarding the effects of the proposed transaction and related divestitures and further performance of the company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “achieve,” “committed,” “confidence,” “continue,” “expect,” “future,” “guidance,” “positions,” “strategy,” “will,” and “target”. Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following: the risks relating to or arising from our proposed nationwide opioid litigation settlement, including our ability to finalize and effectuate the settlement, the scope and coverage of the ultimate settlement and the expected financial or other impacts that could result from the settlement; our proposed transaction with Albertsons announced in October 2022, including, among others, our ability to consummate the proposed transaction and related divestiture plan, including on the terms of the merger agreement and divestiture plan, on the anticipated timeline, and/or with the required regulatory approvals. The ability of Kroger and Albertsons to achieve the goals for the proposed transaction may also be affected by their ability to manage the factors identified above.

Kroger assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated September 8, 2023
99.2	Press Release, dated September 8, 2023
99.3	Press Release, dated September 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

By:	/s/ Christine S. Wheatley
Name:	Christine S. Wheatley
Title:	Senior Vice President, General Counsel and Secretary

Date: September 8, 2023